Exhibit 99.2

Sears

T·J·maxx

TARGET

WHOLE FOODS
MARKET
LOCAL

STARBUCKS
COFFEE

SECOND QUARTER 2014

SUPPLEMENTAL FINANCIAL INFORMATION

RPAI®

Retail Properties of America, Inc.

www.rpai.com | NYSE: RPAI

TABLE OF CONTENTS

EARNINGS RELEASE .... i-vi

FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations, Operating FFO and Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Unsecured Credit Facility Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9-10

TRANSACTION SUMMARY

Acquisitions and Dispositions 11

PORTFOLIO SUMMARY

Property Overview 12
State/Regional Summary 13
Retail Operating Portfolio Occupancy 14
Top Retail Tenants 15
Retail Leasing Activity Summary 16
Retail Lease Expirations 17

UNCONSOLIDATED JOINT VENTURE SUMMARY

Unconsolidated Joint Venture Combined Financial Statements 18-20

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 21-25

Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, Illinois 60523
855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER 2014 FINANCIAL RESULTS
Oak Brook, IL – August 4, 2014 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2014.
FINANCIAL RESULTS
For the quarter ended June 30, 2014, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $65.7 million, or $0.28 per share, compared to $60.6 million, or $0.26 per share, for the same period in 2013;

▪	Funds From Operations (FFO) of $63.8 million, or $0.27 per share, compared to $88.2 million, or $0.38 per share, for the same period in 2013;

▪	Net income attributable to common shareholders of $27.7 million, or $0.12 per share, compared to $13.6 million, or $0.06 per share, for the same period in 2013.
For the six months ended June 30, 2014, the Company reported:

▪	Operating FFO of $128.7 million, or $0.55 per share, compared to $112.8 million, or $0.49 per share, for the same period in 2013;

▪	FFO of $129.5 million, or $0.55 per share, compared to $131.4 million, or $0.57 per share, for the same period in 2013;

▪	Net income attributable to common shareholders of $39.4 million, or $0.17 per share, compared to $9.4 million, or $0.04 per share, for the same period in 2013.
OPERATING RESULTS
For the quarter ended June 30, 2014, the Company’s results for its consolidated portfolio were as follows:

▪
4.8% increase in total same store net operating income (NOI) over the comparable period in 2013, based on same store occupancy of 93.6% at June 30, 2014, up 30 basis points from 93.3% at March 31, 2014 and up 140 basis points from 92.2% at June 30, 2013;

▪	Total portfolio percent leased, including leases signed but not commenced: 94.8% at June 30, 2014, up 20 basis points from 94.6% at March 31, 2014 and up 140 basis points from 93.4% at June 30, 2013;

▪	Retail portfolio percent leased, including leases signed but not commenced: 94.5% at June 30, 2014, up 20 basis points from 94.3% at March 31, 2014 and up 150 basis points from 93.0% at June 30, 2013;

▪	958,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 180 new and renewal leases;

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 6.0%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

“With the closing of our inaugural private placement transaction, the acquisition of six high quality multi-tenant retail assets through the dissolution of our MS Inland joint venture, and another compelling quarter of operational and financial results, we continue to demonstrate a clear path toward sustainable growth,” stated Steve Grimes, president and chief executive officer. “Our strong start to 2014 has positioned us to be opportunistic as we execute on our remaining goals for the year.”
INVESTMENTS ACTIVITY
Joint Venture Transactions
During the quarter, the Company completed the dissolution of its MS Inland joint venture through the acquisition of its partner’s 80% ownership interest in the six properties owned by the joint venture. The properties had an agreed upon value of $292.5 million, with the Company’s partner’s 80% interest valued at $234.0 million. The Company paid total cash consideration of approximately $120.6 million before transaction costs and prorations and after assumption of the joint venture’s in-place mortgage financing on those properties of $141.7 million, as of the acquisition date, at a weighted average interest rate of 4.79%.
Property Transactions
During the quarter, the Company acquired an outparcel at one of its lifestyle centers, Southlake Town Square, for a gross purchase price of $6.4 million. The well-located, contemporary-style building was developed in 2013 and is occupied by Del Frisco’s Grille, a national upscale restaurant.
During the quarter, the Company sold three non-strategic assets for a gross sales price of $71.6 million. Subsequent to quarter end, the Company sold an additional non-strategic asset for a gross sales price of $14.1 million. Year-to-date, asset sales have totaled $95.0 million.
CAPITAL MARKETS ACTIVITY
During the quarter, the Company closed on its inaugural private placement unsecured notes offering to institutional investors by issuing $250 million of senior unsecured notes, consisting of $150 million of notes with a ten-year term, priced at a fixed interest rate of 4.58%, and $100 million of notes with a seven-year term, priced at a fixed interest rate of 4.12%, resulting in a weighted average fixed interest rate of 4.40%.
During the quarter, the Company repaid $34.9 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 6.54%. Subsequent to quarter end, the Company repaid an additional $76.8 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 5.85%.
As of June 30, 2014, the Company had $2.5 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.3x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.6x. Consolidated indebtedness, as of June 30, 2014, had a weighted average contractual interest rate of 5.01% and a weighted average maturity of 4.7 years.
GUIDANCE
The Company is increasing its 2014 Operating FFO guidance to a range of $1.04 to $1.07 per share from $0.99 to $1.03 per share. The Company is maintaining 2014 same store NOI growth guidance of 2.0% to 3.0%.

DIVIDEND
On July 29, 2014, the Company’s Board of Directors declared the third quarter 2014 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning July 1, 2014, which will be paid on September 30, 2014, to preferred shareholders of record on September 19, 2014.
On July 29, 2014, the Company’s Board of Directors also declared the third quarter 2014 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock. The common dividend will be paid on October 10, 2014, to Class A common shareholders of record on September 26, 2014.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will host a webcast on Tuesday, August 5, 2014, at 11:00 AM (EDT), to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online in the Investor Relations section of the Company’s website at www.rpai.com. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on August 5, 2014, until midnight (EDT) on August 19, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13585517.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of June 30, 2014, the Company owned 224 retail operating properties representing 31.8 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-strategic and non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
The Company also reports Operating FFO, which is defined as FFO excluding the impact of discrete non-operating transactions and other events which management does not consider representative of the comparable operating results of the Company's core business platform, its real estate operating portfolio. Specific examples include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Same Store NOI. The Company defines Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Same Store NOI represents NOI from our same store portfolio consisting of 218 operating properties acquired or placed in service prior to January 1, 2013, except for the one property that was classified as held for sale as of June 30, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

v

Retail Properties of America, Inc.
FFO and Operating FFO Guidance (a)

	Per Share Guidance Range Full Year 2014
	Low	High

Net income attributable to common shareholders	$0.34	$0.37
Depreciation and amortization	0.92	0.92
Provision for impairment of investment properties	0.02	0.02
Gain on sales of investment properties (b)	(0.26)	(0.26)
FFO	$1.02	$1.05

Impact on earnings from the early extinguishment of debt, net	0.04	0.04
Provision for hedge ineffectiveness	—	—
Gain on extinguishment of other liabilities	(0.02)	(0.02)
Other	—	—
Operating FFO	$1.04	$1.07

(a)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(b)
Includes the gain on change in control of investment properties of $0.10 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014.

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Investment properties:
Land	$1,261,506	$1,174,065
Building and other improvements	4,719,961	4,586,657
Developments in progress	42,025	43,796
	6,023,492	5,804,518
Less accumulated depreciation	(1,390,184)	(1,330,474)
Net investment properties	4,633,308	4,474,044

Cash and cash equivalents	58,568	58,190
Investment in unconsolidated joint ventures (a)	7,319	15,776
Accounts and notes receivable (net of allowances of $7,456 and $8,197, respectively)	79,857	80,818
Acquired lease intangible assets, net	142,150	129,561
Assets associated with investment properties held for sale	16,809	8,616
Other assets, net	106,352	110,571
Total assets	$5,044,363	$4,877,576

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $5,480 and $1,175, respectively, and unamortized discount of $(725) and $(981), respectively)	$1,736,668	$1,684,633
Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	55,000	165,000
Accounts payable and accrued expenses	50,968	54,457
Distributions payable	39,187	39,138
Acquired lease intangible liabilities, net	107,827	91,881
Liabilities associated with investment properties held for sale	15,167	6,603
Other liabilities	68,361	77,030
Total liabilities	2,773,178	2,568,742

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at June 30, 2014 and December 31, 2013; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,600 and 236,302 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	237	236
Additional paid-in capital	4,921,060	4,919,633
Accumulated distributions in excess of earnings	(2,650,718)	(2,611,796)
Accumulated other comprehensive loss	(893)	(738)
Total shareholders' equity	2,269,691	2,307,340
Noncontrolling interests	1,494	1,494
Total equity	2,271,185	2,308,834
Total liabilities and equity	$5,044,363	$4,877,576

(a)	As of June 30, 2014, balance represents our investment in Oak Property and Casualty, our captive insurance plan, which is not an investment property unconsolidated joint venture.

2nd Quarter 2014 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$117,279	$106,096	$234,407	$212,391
Tenant recovery income	27,108	23,856	56,856	47,178
Other property income	1,919	2,368	3,831	4,812
Total revenues	146,306	132,320	295,094	264,381

Expenses:
Property operating expenses	22,142	21,656	48,668	44,239
Real estate taxes	19,067	16,819	37,481	33,630
Depreciation and amortization	54,094	59,596	107,690	110,604
Provision for impairment of investment properties	5,400	—	5,794	—
Loss on lease terminations	827	381	658	592
General and administrative expenses	7,362	8,288	15,812	16,343
Total expenses	108,892	106,740	216,103	205,408

Operating income	37,414	25,580	78,991	58,973

Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in loss of unconsolidated joint ventures, net (a)	(433)	(461)	(1,211)	(862)
Gain on change in control of investment properties	24,158	—	24,158	—
Interest expense	(31,873)	(34,575)	(63,736)	(80,272)
Other income, net	250	2,085	677	3,161
Income (loss) from continuing operations	29,516	(7,371)	43,137	(19,000)

Discontinued operations:
Income (loss), net	—	22,928	(148)	23,504
Gain on sales of investment properties	—	21	655	4,930
Income from discontinued operations	—	22,949	507	28,434
Gain on sales of investment properties	527	393	527	4,657
Net income	30,043	15,971	44,171	14,091
Net income attributable to the Company	30,043	15,971	44,171	14,091
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$27,680	$13,608	$39,446	$9,366

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.12	$(0.04)	$0.17	$(0.08)
Discontinued operations	—	0.10	—	0.12
Net income per common share attributable to common shareholders	$0.12	$0.06	$0.17	$0.04

Weighted average number of common shares outstanding - basic	236,176	233,624	236,164	232,117

Weighted average number of common shares outstanding - diluted	236,179	233,624	236,166	232,117

(a)
Reported amounts include our (loss) income attributable to our ownership interests in our Oak Property and Casualty, MS Inland, RioCan and Hampton unconsolidated joint ventures. Except for Oak Property and Casualty, which is not an investment property unconsolidated joint venture, all of our unconsolidated joint venture arrangements were dissolved prior to June 30, 2014.

2nd Quarter 2014 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO), Operating FFO and Additional Information
(amounts in thousands, except per share amounts and percentages)
(unaudited)

FFO and Operating FFO (a) (b)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income attributable to common shareholders	$27,680	$13,608	$39,446	$9,366
Depreciation and amortization	55,357	65,753	109,600	123,125
Provision for impairment of investment properties	5,400	9,238	5,794	9,462
Gain on sales of investment properties (c)	(24,685)	(414)	(25,340)	(10,564)
FFO	$63,752	$88,185	$129,500	$131,389

FFO per common share outstanding	$0.27	$0.38	$0.55	$0.57

FFO	$63,752	$88,185	$129,500	$131,389
Impact on earnings from the early extinguishment of debt, net	1,951	(26,483)	3,631	(19,150)
Joint venture investment impairment	—	134	—	1,834
Provision for hedge ineffectiveness	—	(1,085)	(13)	(932)
Gain on extinguishment of other liabilities	—	—	(4,258)	—
Other	(11)	(150)	(126)	(350)
Operating FFO	$65,692	$60,601	$128,734	$112,791

Operating FFO per common share outstanding	$0.28	$0.26	$0.55	$0.49

Weighted average number of common shares outstanding - basic	236,176	233,624	236,164	232,117
Dividends declared per common share	$0.165625	$0.165625	$0.33125	$0.33125

Additional Information
Lease-related expenditures (d)
Same store	$10,289	$7,923	$17,570	$17,291
Other investment properties	$395	$328	$1,405	$566
Discontinued operations	$—	$2,785	$—	$4,423
Pro rata share of unconsolidated joint ventures	$12	$71	$34	$179

Capital expenditures (e)
Same store	$2,962	$1,799	$6,408	$4,932
Other investment properties	$119	$3	$211	$108
Discontinued operations	$—	$85	$6	$295
Pro rata share of unconsolidated joint ventures	$24	$4	$28	$31

Straight-line rental income, net (b)	$1,162	$(264)	$3,113	$(849)
Amortization of above and below market lease intangibles and lease inducements (b) (f)	$169	$203	$550	$502
Non-cash ground rent expense (b) (g)	$816	$894	$1,698	$1,801

(a)	Refer to page 21 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(c)
Includes the gain on change in control of investment properties of $24,158 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(e)	Consists of payments for building, site and other improvements and excludes developments in progress.

(f)
Amortization of above and below market lease intangibles and lease inducements in the table above includes the write-off of tenant-related above and below market lease intangibles and lease inducements that are presented within "Loss on lease terminations." For the three months ended June 30, 2014 and 2013, the balances were $140 and $96, respectively. For the six months ended June 30, 2014 and 2013, the balances were $578 and $252, respectively.

(g)	Includes amortization of acquired ground lease intangibles.

2nd Quarter 2014 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	June 30, 2014	December 31, 2013
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,653 and $6,549, respectively)	$27,539	$31,096
Straight-line receivables (net of allowances of $803 and $1,648, respectively)	52,318	49,722
Total	$79,857	$80,818

Other Assets, net
Deferred costs, net	$49,409	$48,790
Restricted cash and escrows	40,853	40,198
Other assets, net	16,090	21,583
Total	$106,352	$110,571

Other Liabilities
Unearned income	$16,243	$24,633
Straight-line ground rent liability	29,640	31,920
Fair value of derivatives	892	751
Other liabilities	21,586	19,726
Total	$68,361	$77,030

Developments in Progress
Active developments	$2,552	$4,321
Property available for future development	39,473	39,475
Total	$42,025	$43,796

Supplemental Statements of Operations Detail
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Rental Income
Base rent	$114,795	$105,476	$228,368	$210,117
Percentage and specialty rent	1,292	705	2,953	2,877
Straight-line rent	1,161	(222)	3,104	(928)
Amortization of above and below market lease intangibles and lease inducements	31	137	(18)	325
Total	$117,279	$106,096	$234,407	$212,391

Other Property Income
Lease termination income	$3	$686	$133	$1,325
Other property income	1,916	1,682	3,698	3,487
Total	$1,919	$2,368	$3,831	$4,812

Loss (Gain) on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease intangibles	$967	$479	$1,200	$831
Write-off of tenant-related above and below market lease intangibles and lease inducements	(140)	(98)	(542)	(239)
Total	$827	$381	$658	$592

Bad Debt Expense	$341	$537	$857	$1,050

Non-Cash Ground Rent Expense (a)	$816	$760	$1,698	$1,534

Management Fee Income from Joint Ventures (b)	$127	$732	$338	$1,544

Acquisition Costs (c)	$238	$—	$336	$10

Capitalized Interest	$—	$—	$—	$—

(a)	Includes amortization of acquired ground lease intangibles.

(b)	Included in "Other income, net" in the condensed consolidated statements of operations.

(c)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

2nd Quarter 2014 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(amounts in thousands)

Same store portfolio (a)
	June 30,
	2014	2013	Change

Occupancy	93.6%	92.2%	1.4%

Percent leased (b)	94.8%	94.1%	0.7%

Same store NOI (c)
	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change

Operating revenues
Rental income	$104,686	$101,619		$208,724	$203,882
Tenant recovery income	23,702	22,677		49,471	44,644
Other property income	1,713	1,650		3,348	3,403
	130,101	125,946		261,543	251,929
Operating expenses
Property operating expenses	17,999	18,809		39,355	38,582
Bad debt expense	360	550		650	1,160
Real estate taxes	16,794	15,962		32,891	31,851
	35,153	35,321		72,896	71,593

Same store NOI	$94,948	$90,625	4.8%	$188,647	$180,336	4.6%
NOI from Other Investment Properties	9,745	3,564		18,777	7,173
Total NOI from Continuing Operations	$104,693	$94,189	11.2%	$207,424	$187,509	10.6%

Combined NOI from Continuing Operations (d)	$105,365	$97,522		$209,079	$194,054

Combined NOI (Net Operating Loss) from Discontinued Operations (d)	$—	$5,321		$(81)	$11,153

(a)
Consists of 218 properties and excludes properties acquired during 2013 and 2014, our development properties, an anticipated redevelopment property, four investment properties sold or classified as held for sale during 2014 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Refer to pages 21 - 25 for definitions and reconciliations of non-GAAP financial measures.

(d)	Combined data includes our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

2nd Quarter 2014 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(amounts in thousands, except ratios)

Capitalization Data
	June 30, 2014	December 31, 2013
Equity Capitalization
Common stock shares outstanding	236,600	236,302
Common share price	$15.38	$12.72
	3,638,908	3,005,761
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,773,908	$3,140,761

Debt Capitalization
Mortgages payable	$1,731,913	$1,684,439
Mortgages payable associated with investment properties held for sale	14,475	6,435
Premium, net of accumulated amortization	5,480	1,175
Discount, net of accumulated amortization	(725)	(981)
Total mortgage debt, net	1,751,143	1,691,068

Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	55,000	165,000
Total consolidated debt capitalization	2,506,143	2,306,068

Pro rata share of our investment property unconsolidated joint ventures' total debt	—	28,507

Combined debt capitalization	2,506,143	2,334,575

Total capitalization at end of period	$6,280,051	$5,475,336

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	June 30, 2014	December 31, 2013

Total consolidated debt	$2,506,143	$2,306,068
Less: consolidated cash and cash equivalents	(58,568)	(58,190)
Net debt	$2,447,575	$2,247,878
Adjusted EBITDA (a) (b)	$390,768	$420,292
Net Debt to Adjusted EBITDA	6.3x	5.3x
Net Debt and Preferred Stock to Adjusted EBITDA	6.6x	5.7x

Net debt	$2,447,575	$2,247,878
Add: pro rata share of our investment property unconsolidated joint ventures' total debt	—	28,507
Less: pro rata share of our investment property unconsolidated joint ventures' cash and cash equivalents	—	(1,316)
Combined net debt	$2,447,575	$2,275,069
Combined Adjusted EBITDA (a) (b)	$392,960	$423,368
Combined Net Debt to Combined Adjusted EBITDA	6.2x	5.4x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	6.6x	5.7x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 21 - 25 for definitions and reconciliations of non-GAAP financial measures.

2nd Quarter 2014 Supplemental Information	6

Retail Properties of America, Inc.
Unsecured Credit Facility Covenants (a)
(amounts in thousands, except percentages and ratios)

	Covenant		June 30, 2014

Leverage ratio	< 60.0%	(b)	40.75%

Fixed charge coverage ratio	> 1.50x		2.46x

Secured indebtedness as a percentage of Total Asset Value	< 45.0%	(b)	28.29%

Unencumbered asset pool covenants:

Leverage ratio	< 60.0%	(b)	28.97%

Unencumbered interest coverage ratio	> 1.75x		11.21x

(a)
For a complete listing of all covenants related to our unsecured credit facility (comprised of the unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013.

(b)	Based upon a capitalization rate of 7.25%.

2nd Quarter 2014 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of June 30, 2014
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate		WA Years to Maturity

Fixed rate mortgages payable (a)	$1,717,649	6.05%		4.5 years
Variable rate construction loan	14,264	2.44%		0.3 years
Total mortgages payable	1,731,913	6.02%		4.4 years

Unsecured notes payable:
Series A senior notes	100,000	4.12%		7.0 years
Series B senior notes	150,000	4.58%		10.0 years
Total unsecured notes payable	250,000	4.40%		8.8 years

Unsecured credit facility:
Fixed rate portion of term loan (b)	300,000	1.99%		3.9 years
Variable rate portion of term loan	150,000	1.61%		3.9 years
Variable rate revolving line of credit	55,000	1.66%		2.9 years
Total unsecured credit facility	505,000	1.84%		3.8 years

Total consolidated indebtedness	$2,486,913	5.01%	(c)	4.7 years

Consolidated Debt Maturity Schedule as of June 30, 2014

Year	Fixed Rate (a)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt	Total	% of Total	WA Rates on Total Debt

2014	$9,649	6.22%	$14,264	2.44%	$23,913	1.0%	3.96%
2015	443,372	5.68%	—	—	443,372	17.8%	5.68%
2016	68,263	5.07%	—	—	68,263	2.8%	5.07%
2017	321,692	5.53%	55,000	1.66%	376,692	15.2%	4.97%
2018	313,019	2.19%	150,000	1.61%	463,019	18.6%	2.00%
2019	515,491	7.50%	—	—	515,491	20.7%	7.50%
2020	23,121	7.48%	—	—	23,121	0.9%	7.48%
2021	122,781	4.28%	—	—	122,781	4.9%	4.28%
2022	216,678	4.88%	—	—	216,678	8.7%	4.88%
2023	31,276	4.18%	—	—	31,276	1.3%	4.18%
Thereafter	202,307	4.65%	—	—	202,307	8.1%	4.65%
Total	$2,267,649	5.33%	$219,264	1.68%	$2,486,913	100.0%	5.01%	(c)

(a)
Includes scheduled principal amortization payments. Excludes mortgage premium of $5,480 and discount of $(725), net of accumulated amortization, that was outstanding as of June 30, 2014 and a mortgage payable of $14,475 associated with one investment property classified as held for sale as of June 30, 2014. The interest rate on this property was 4.82% and the loan matures on March 1, 2022.

(b)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of June 30, 2014.

(c)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2014, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 5.14%.

2nd Quarter 2014 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2014
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 6/30/2014
Consolidated Indebtedness
Green Valley Crossing	11/02/14	2.44%	(b)	Variable	Secured	$14,264
Crossroads Plaza	01/01/15	5.44%		Fixed	Secured	4,229	(c)
Pool #2 (7 properties)	03/01/15	6.39%		Fixed	Secured	18,657
Bison Hollow	04/01/15	6.39%		Fixed	Secured	7,461
Four Peaks Plaza	04/01/15	6.39%		Fixed	Secured	9,735
Grapevine Crossing	04/01/15	6.39%		Fixed	Secured	11,225
Pool #3 (3 properties)	04/01/15	6.39%		Fixed	Secured	6,985
Pool #4 (6 properties)	04/01/15	6.39%		Fixed	Secured	10,963
Pool #5 (4 properties)	04/01/15	6.24%		Fixed	Secured	45,198	(c)
New Forest Crossing	04/01/15	6.39%		Fixed	Secured	8,907
Vail Ranch Plaza	04/01/15	6.39%		Fixed	Secured	10,792
Ashland & Roosevelt	09/01/15	6.39%		Fixed	Secured	7,966
Montecito Crossing	09/01/15	5.90%		Fixed	Secured	16,736
Huebner Oaks Center	09/05/15	5.75%		Fixed	Secured	36,961
John's Creek Village	10/01/15	5.17%		Fixed	Secured	21,299
Pool #7 (3 properties)	11/01/15	6.39%		Fixed	Secured	22,009
The Orchard	11/01/15	6.39%		Fixed	Secured	11,748
Jefferson Commons	12/01/15	5.14%		Fixed	Secured	56,500
King Philip's Crossing	12/01/15	6.39%		Fixed	Secured	10,370
Rite Aid (Eckerds) portfolio (22 properties)	12/11/15	4.91%		Fixed	Secured	53,106
New York Life portfolio (3 properties)	12/31/15	4.75%		Fixed	Secured	59,857
HQ Building	01/01/16	6.39%		Fixed	Secured	9,130
Cypress Mill Plaza	02/01/16	4.26%		Fixed	Secured	8,393
MacArthur Crossing	07/01/16	7.30%		Fixed	Secured	6,876
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	8,230
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
The Gateway	04/01/17	6.57%		Fixed	Secured	96,506
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	57,555
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	85,247
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,386
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,730
Lincoln Park	12/01/17	4.05%		Fixed	Secured	26,271
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,594
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,716
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,843
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,588
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,312
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	9,088
Forks Town Center	10/01/19	7.70%		Fixed	Secured	8,305
IW JV 2009 portfolio (55 properties)	12/01/19	7.50%		Fixed	Secured	478,974
Eastwood Towne Center	05/01/20	8.00%		Fixed	Secured	22,074
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,279
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	36,167
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	20,000
Reisterstown Road Plaza	07/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	36,703
Greensburg Commons	03/01/26	4.83%		Fixed	Secured	10,250
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	27,500
The Market at Clifty Crossing	11/01/34	5.77%		Fixed	Secured	12,972	(c)
Total mortgages payable						$1,731,913

2nd Quarter 2014 Supplemental Information	9

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2014
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 6/30/2014

Series A senior notes	06/30/21	4.12%		Fixed	Unsecured	$100,000
Series B senior notes	06/30/24	4.58%		Fixed	Unsecured	150,000
Total unsecured notes payable						250,000

Term loan	05/11/18	1.99%	(d)	Fixed	Unsecured	300,000
Term loan	05/11/18	1.61%		Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.66%		Variable	Unsecured	55,000
Total unsecured credit facility						505,000

Mortgage premium						5,480
Mortgage discount						(725)

Total consolidated indebtedness						$2,491,668

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2014, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 5.14%.

(b)	The loan balance bears interest at a floating rate of LIBOR + 2.25%.

(c)	These mortgages were paid off subsequent to June 30, 2014.

(d)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of June 30, 2014.

2nd Quarter 2014 Supplemental Information	10

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Six Months Ended June 30, 2014
(amounts in thousands, except square footage amounts)

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt	GLA	Purchase Price	Mortgage Debt
Acquisitions:
Third party
Heritage Square	February 27, 2014	n/a	Multi-tenant retail	53,100	$18,022	$—	53,100	$18,022	$—
Bed Bath & Beyond Plaza (a)	February 27, 2014	n/a	Ground lease interest (a)	—	10,350	—	—	10,350	—
Southlake Town Square - Del Frisco's Grille (b)	June 23, 2014	n/a	Single-user outparcel (b)	8,500	6,369	—	8,500	6,369	—
				61,600	34,741	—	61,600	34,741	—
Acquisition of our partner's interest (c)
Commons at Royal Palm	June 5, 2014	(c)	Multi-tenant retail	158,300	15,500	—	126,600	12,400	—
Gardiner Manor Mall	June 5, 2014	(c)	Multi-tenant retail	220,700	70,250	36,167	176,600	56,200	28,933
Huebner Oaks Center	June 5, 2014	(c)	Multi-tenant retail	287,200	85,500	36,961	229,800	68,400	29,569
John's Creek Village	June 5, 2014	(c)	Multi-tenant retail	192,200	41,000	21,299	153,800	32,800	17,039
Lincoln Park	June 5, 2014	(c)	Multi-tenant retail	148,800	54,750	26,271	119,000	43,800	21,017
Oswego Commons	June 5, 2014	(c)	Multi-tenant retail	187,600	25,500	21,000	150,100	20,400	16,800
				1,194,800	292,500	141,698	955,900	234,000	113,358

			Total acquisitions	1,256,400	$327,241	$141,698	1,017,500	$268,741	$113,358

				Gross (at 100%)			Pro Rata Share
Property Name	Disposition Date	Joint Venture	Property Type	GLA	Consideration	Mortgage Debt	GLA	Consideration	Mortgage Debt
Dispositions (d):
Consolidated
Riverpark Phase IIA	March 11, 2014	n/a	Single-user retail	64,300	$9,269	$—	64,300	$9,269	$—
Midtown Center	April 1, 2014	n/a	Multi-tenant retail	408,500	47,150	—	408,500	47,150	—
Beachway Plaza & Cornerstone Plaza (e)	May 16, 2014	n/a	Multi-tenant retail	189,600	24,450	—	189,600	24,450	—
			Total dispositions	662,400	$80,869	$—	662,400	$80,869	$—

(a)
We acquired the fee interest in an existing consolidated multi-tenant retail operating property, which was previously subject to a ground lease with a third party. As a result, the total number of properties in our portfolio was not affected.

(b)	We acquired an outparcel at an existing consolidated multi-tenant retail operating property. As a result, the total number of properties in our portfolio was not affected.

(c)
On June 5, 2014, we dissolved our joint venture arrangement with our partner in MS Inland Fund, LLC and acquired their 80% ownership interest in the six multi-tenant retail properties owned by the joint venture. The purchase price at 100% above represents the agreed upon value of the properties and the purchase price at pro rata share above represents the price paid to acquire our partner's 80% interest in the properties.

(d)
We elected to early adopt a new accounting pronouncement related to discontinued operations treatment effective January 1, 2014. As a result, the investment properties that were sold or held for sale during 2014, except for Riverpark Phase IIA, which qualified for discontinued operations treatment under the previous standard, did not qualify for discontinued operations and, as such, are reflected in continuing operations in the condensed consolidated statements of operations.

(e)	The terms of the sale of Beachway Plaza and Cornerstone Plaza were negotiated as a single transaction.

2nd Quarter 2014 Supplemental Information	11

Retail Properties of America, Inc.
Property Overview as of June 30, 2014
(dollar amounts and square footage in thousands)

Total Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail:
North	78	9,767	30.7%	94.5%	96.1%	$142,109	31.6%	$15.40
East	63	8,504	26.7%	94.6%	96.0%	108,421	24.1%	13.48
West	29	5,854	18.4%	90.7%	92.1%	81,126	18.0%	15.28
South	54	7,703	24.2%	91.7%	92.5%	118,372	26.3%	16.76
Total - Retail	224	31,828	100.0%	93.2%	94.5%	450,028	100.0%	15.17

Other:
Office	8	1,660		100.0%	100.0%	19,870		11.97
Industrial	1	159		100.0%	100.0%	1,026		6.45
Total - Other	9	1,819		100.0%	100.0%	20,896		11.49

Total Operating Portfolio	233	33,647		93.5%	94.8%	$470,924		$14.97

(a)	Excludes one consolidated multi-tenant retail property classified as held for sale as of June 30, 2014.

(b)	Percentages are only provided for our retail operating portfolio.

2nd Quarter 2014 Supplemental Information	12

Retail Properties of America, Inc.
State/Regional Summary as of June 30, 2014
(dollar amounts and square footage in thousands)

Total Operating Portfolio (a):
Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.4%	100.0%	100.0%	$7,540	1.7%	$16.79
Indiana	4	653	2.1%	97.3%	97.9%	6,199	1.4%	9.76
Maine	1	190	0.6%	94.9%	94.9%	1,477	0.4%	8.19
Maryland	8	2,300	7.2%	92.1%	92.6%	32,426	7.2%	15.31
Massachusetts	4	763	2.4%	98.4%	98.4%	8,716	1.9%	11.61
Michigan	2	467	1.5%	95.4%	96.7%	8,125	1.8%	18.24
New Jersey	2	265	0.8%	93.3%	96.9%	2,528	0.6%	10.22
New York	33	2,179	6.8%	98.4%	98.4%	44,478	9.9%	20.74
Ohio	3	408	1.3%	79.3%	91.9%	2,452	0.5%	7.58
Pennsylvania	12	1,335	4.2%	93.7%	97.7%	16,789	3.7%	13.42
Rhode Island	3	271	0.9%	90.1%	90.1%	3,620	0.8%	14.83
Vermont	1	487	1.5%	91.3%	94.1%	7,759	1.7%	17.45
Subtotal - North	78	9,767	30.7%	94.5%	96.1%	142,109	31.6%	15.40

East
Alabama	6	372	1.2%	97.2%	98.3%	4,760	1.1%	13.16
Florida	11	1,385	4.4%	91.7%	96.1%	19,174	4.2%	15.10
Georgia	12	1,921	6.0%	93.9%	95.8%	22,595	5.0%	12.53
Illinois	6	963	3.0%	95.5%	95.5%	16,456	3.7%	17.89
Missouri	5	812	2.6%	91.2%	91.7%	8,488	1.9%	11.46
North Carolina	3	681	2.1%	99.7%	100.0%	7,300	1.6%	10.75
South Carolina	11	1,270	4.0%	96.6%	97.0%	14,791	3.3%	12.06
Tennessee	7	712	2.2%	95.5%	96.0%	7,616	1.7%	11.20
Virginia	2	388	1.2%	94.6%	94.6%	7,241	1.6%	19.73
Subtotal - East	63	8,504	26.7%	94.6%	96.0%	108,421	24.1%	13.48

West
Arizona	4	772	2.4%	92.3%	93.7%	11,037	2.4%	15.49
California	9	1,336	4.2%	95.1%	95.2%	23,651	5.3%	18.61
Colorado	2	475	1.5%	90.6%	90.6%	4,992	1.1%	11.60
Kansas	1	237	0.7%	100.0%	100.0%	2,396	0.5%	10.11
Montana	1	162	0.5%	100.0%	100.0%	1,992	0.4%	12.30
Nevada	3	607	1.9%	84.2%	87.0%	8,967	2.0%	17.54
New Mexico	1	224	0.7%	100.0%	100.0%	3,607	0.8%	16.10
Utah	2	717	2.3%	75.8%	80.6%	8,025	1.8%	14.77
Washington	5	1,310	4.1%	92.1%	93.2%	16,139	3.6%	13.38
Wisconsin	1	14	0.1%	100.0%	100.0%	320	0.1%	22.86
Subtotal - West	29	5,854	18.4%	90.7%	92.1%	81,126	18.0%	15.28

South
Louisiana	2	176	0.6%	100.0%	100.0%	1,865	0.4%	10.60
Oklahoma	6	164	0.5%	100.0%	100.0%	2,398	0.5%	14.62
Texas	46	7,363	23.1%	91.3%	92.2%	114,109	25.4%	16.97
Subtotal - South	54	7,703	24.2%	91.7%	92.5%	118,372	26.3%	16.76

Total - Retail	224	31,828	100.0%	93.2%	94.5%	450,028	100.0%	15.17

Other
Office	8	1,660		100.0%	100.0%	19,870		11.97
Industrial	1	159		100.0%	100.0%	1,026		6.45
Total - Other	9	1,819		100.0%	100.0%	20,896		11.49

Total Operating Portfolio	233	33,647		93.5%	94.8%	$470,924		$14.97

(a)	Excludes one consolidated multi-tenant retail property classified as held for sale as of June 30, 2014.

(b)	Percentages are only provided for our retail operating portfolio.

2nd Quarter 2014 Supplemental Information	13

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of June 30, 2014
(square footage in thousands)

Total Retail Operating Portfolio (a):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	78	9,767	94.5%	5,957	98.6%	1,792	95.4%	885	88.5%	1,133	76.5%
East	63	8,504	94.6%	4,562	97.7%	1,615	100.0%	805	90.4%	1,522	82.1%
West	29	5,854	90.7%	2,957	96.6%	1,220	94.4%	635	75.6%	1,042	79.0%
South	54	7,703	91.7%	3,322	96.1%	1,477	91.1%	1,097	90.9%	1,807	84.6%
Total - Consolidated at 100%	224	31,828	93.2%	16,798	97.5%	6,104	95.4%	3,422	87.3%	5,504	81.2%

Total - % Leased including Signed	224	31,828	94.5%	16,798	98.6%	6,104	96.0%	3,422	89.2%	5,504	83.3%

(a)	Excludes one consolidated multi-tenant retail property classified as held for sale as of June 30, 2014.

2nd Quarter 2014 Supplemental Information	14

Retail Properties of America, Inc.
Top Retail Tenants as of June 30, 2014
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of June 30, 2014. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Best Buy Co., Inc.	Best Buy, Pacific Sales	26	1,009	3.4%	$14,828	3.3%	$14.70

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	675	2.3%	13,160	2.9%	19.50

Ross Stores, Inc.		39	1,147	3.9%	12,075	2.7%	10.53

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	41	1,195	4.0%	11,186	2.5%	9.36

Rite Aid Corporation		34	428	1.4%	10,564	2.3%	24.68

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	30	782	2.6%	10,283	2.3%	13.15

PetSmart, Inc.		32	665	2.2%	9,834	2.2%	14.79

The Home Depot, Inc.	Home Depot, Home Decorators	9	1,003	3.4%	8,386	1.9%	8.36

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	28	634	2.1%	7,597	1.7%	11.98

The Sports Authority, Inc.		15	643	2.2%	7,574	1.7%	11.78

Regal Entertainment Group	Edwards Cinema	2	219	0.7%	6,609	1.5%	30.18

Office Depot, Inc.	Office Depot, OfficeMax	24	489	1.7%	6,603	1.5%	13.50

Pier 1 Imports, Inc.		33	333	1.1%	6,339	1.4%	19.04

Publix Super Markets Inc.		12	511	1.7%	5,405	1.2%	10.58

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	10	495	1.7%	5,348	1.2%	10.80

Staples, Inc.		16	359	1.2%	5,336	1.2%	14.86

Ascena Retail Group Inc.	Catherine's, Dress Barn, Justice, Lane Bryant, Maurices	46	253	0.9%	5,055	1.1%	19.98

Barnes & Noble, Inc.		12	305	1.0%	5,048	1.1%	16.55

Wal-Mart Stores, Inc.	Wal-Mart, Sam's Club	5	761	2.6%	4,780	1.0%	6.28

AB Acquisition LLC	Acme, Jewel-Osco, Shaw's Supermarkets	5	312	1.1%	4,764	1.0%	15.27
Total Top Retail Tenants		430	12,218	41.2%	$160,774	35.7%	$13.16

2nd Quarter 2014 Supplemental Information	15

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of June 30, 2014 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q2 2014	180	958	$15.12	$14.27	5.96%	5.14	$5.93
Q1 2014	204	1,075	$17.70	$16.51	7.21%	5.32	$4.44
Q4 2013	205	1,112	$16.22	$15.44	5.05%	5.75	$9.52
Q3 2013	235	1,660	$13.97	$13.49	3.56%	5.48	$3.71
Total - 12 months	824	4,805	$15.56	$14.78	5.28%	5.44	$5.66

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2014	119	728	$14.46	$13.71	5.47%	4.80	$0.34
Q1 2014	152	877	$17.44	$16.41	6.28%	5.06	$1.12
Q4 2013	134	786	$16.53	$15.94	3.70%	4.98	$0.63
Q3 2013	162	1,318	$13.58	$13.21	2.80%	4.91	$0.47
Total - 12 months	567	3,709	$15.29	$14.64	4.44%	4.95	$0.63

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2014	17	47	$25.20	$22.85	10.28%	7.42	$28.68
Q1 2014	9	26	$26.70	$20.09	32.90%	8.33	$51.34
Q4 2013	14	158	$14.65	$12.96	13.04%	9.94	$34.99
Q3 2013	18	69	$21.48	$18.85	13.95%	8.45	$24.39
Total - 12 months	58	300	$18.92	$16.49	14.74%	8.83	$32.97

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2014	44	183	$17.82	n/a	n/a	5.39	$22.24
Q1 2014	43	172	$14.21	n/a	n/a	6.05	$14.37
Q4 2013	57	168	$19.91	n/a	n/a	5.87	$27.21
Q3 2013	55	273	$12.39	n/a	n/a	7.18	$14.13
Total - 12 months	199	796	$15.62	n/a	n/a	6.14	$18.81

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

2nd Quarter 2014 Supplemental Information	16

Retail Properties of America, Inc.
Retail Lease Expirations as of June 30, 2014
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of June 30, 2014, of lease expirations scheduled to occur during the remainder of 2014 and each of the nine calendar years from 2015 to 2023 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio. The following tables are based on leases commenced as of June 30, 2014. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	173	578	1.9%	1.8%	$10,640	2.3%	$18.41	$10,640	$18.41
2015	450	2,580	8.7%	8.1%	39,731	8.8%	15.40	40,146	15.56
2016	441	2,558	8.7%	8.0%	45,162	10.1%	17.66	45,771	17.89
2017	432	2,898	9.8%	9.1%	45,079	10.1%	15.56	46,252	15.96
2018	466	3,277	11.1%	10.3%	55,130	12.2%	16.82	57,098	17.42
2019	478	4,599	15.5%	14.5%	73,087	16.3%	15.89	76,467	16.63
2020	156	2,437	8.2%	7.6%	31,263	7.0%	12.83	33,434	13.72
2021	100	1,543	5.2%	4.9%	22,298	4.9%	14.45	24,178	15.67
2022	104	2,117	7.1%	6.7%	28,515	6.3%	13.47	30,726	14.51
2023	113	1,819	6.1%	5.7%	26,876	6.0%	14.78	28,835	15.85
Thereafter	190	5,073	17.1%	15.9%	69,295	15.3%	13.66	77,136	15.21
Month to month	53	180	0.6%	0.6%	2,952	0.7%	16.40	2,952	16.40
Leased Total	3,156	29,659	100.0%	93.2%	$450,028	100.0%	$15.17	$473,635	$15.97

Leases signed but not commenced	66	408	—	1.3%	$6,138	—	$15.04	$6,800	$16.67
Available		1,761	—	5.5%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	7	124	0.4%	0.4%	$1,512	0.3%	$12.19	$1,512	$12.19
2015	63	1,507	5.1%	4.7%	16,664	3.7%	11.06	16,785	11.14
2016	64	1,526	5.2%	4.8%	20,181	4.5%	13.22	20,312	13.31
2017	59	1,849	6.2%	5.8%	19,185	4.3%	10.38	19,244	10.41
2018	72	2,077	7.0%	6.5%	25,801	5.7%	12.42	26,187	12.61
2019	123	3,490	11.8%	11.0%	46,257	10.3%	13.25	47,668	13.66
2020	67	2,077	7.0%	6.5%	22,825	5.1%	10.99	24,144	11.62
2021	38	1,280	4.3%	4.0%	16,696	3.7%	13.04	17,859	13.95
2022	54	1,902	6.4%	6.0%	23,104	5.1%	12.15	24,581	12.92
2023	48	1,552	5.2%	4.9%	20,611	4.6%	13.28	21,687	13.97
Thereafter	109	4,741	16.0%	14.9%	60,784	13.4%	12.82	66,933	14.12
Month to month	3	69	0.2%	0.2%	742	0.2%	10.75	742	10.75
Leased Total	707	22,194	74.8%	69.7%	$274,362	60.9%	$12.36	$287,654	$12.96

Leases signed but not commenced	9	233	—	0.7%	$2,448	—	$10.51	$2,612	$11.21
Available		476	—	1.5%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	166	454	1.5%	1.4%	$9,128	2.0%	$20.11	$9,128	$20.11
2015	387	1,073	3.6%	3.4%	23,067	5.1%	21.50	23,361	21.77
2016	377	1,032	3.5%	3.2%	24,981	5.6%	24.21	25,459	24.67
2017	373	1,049	3.6%	3.3%	25,894	5.8%	24.68	27,008	25.75
2018	394	1,200	4.1%	3.8%	29,329	6.5%	24.44	30,911	25.76
2019	355	1,109	3.7%	3.5%	26,830	6.0%	24.19	28,799	25.97
2020	89	360	1.2%	1.1%	8,438	1.9%	23.44	9,290	25.81
2021	62	263	0.9%	0.9%	5,602	1.2%	21.30	6,319	24.03
2022	50	215	0.7%	0.7%	5,411	1.2%	25.17	6,145	28.58
2023	65	267	0.9%	0.8%	6,265	1.4%	23.46	7,148	26.77
Thereafter	81	332	1.1%	1.0%	8,511	1.9%	25.64	10,203	30.73
Month to month	50	111	0.4%	0.4%	2,210	0.5%	19.91	2,210	19.91
Leased Total	2,449	7,465	25.2%	23.5%	$175,666	39.1%	$23.53	$185,981	$24.91

Leases signed but not commenced	57	175	—	0.6%	$3,690	—	$21.09	$4,188	$23.93
Available		1,285	—	4.0%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

2nd Quarter 2014 Supplemental Information	17

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

Total Investment Property Unconsolidated Joint Venture Combined Balance Sheets (a)

	June 30, 2014	December 31, 2013

Real estate assets	$—	$270,916
Less: accumulated depreciation	—	(52,624)
Real estate, net	—	218,292

Cash and cash equivalents	—	6,579
Receivables, net	—	3,037
Acquired lease intangible assets, net	—	3,947
Other assets, net	—	5,624
Total assets	$—	$237,479

Mortgage debt	$—	$142,537
Accounts payable and accrued expenses	—	4,211
Acquired lease intangible liabilities, net	—	1,200
Other liabilities	—	1,905
Total liabilities	—	149,853

Total equity	—	87,626
Total liabilities and equity	$—	$237,479

RPAI Pro Rata Investment Property Unconsolidated Joint Venture Combined Balance Sheets (b) (c)

	June 30, 2014	December 31, 2013

Real estate assets	$—	$54,183
Less: accumulated depreciation	—	(10,525)
Real estate, net	—	43,658

Cash and cash equivalents	—	1,316
Receivables, net	—	607
Acquired lease intangible assets, net	—	789
Other assets, net	—	1,125
Total assets	$—	$47,495

Mortgage debt	$—	$28,507
Accounts payable and accrued expenses	—	842
Acquired lease intangible liabilities, net	—	240
Other liabilities	—	381
Total liabilities	—	29,970

Total equity	—	17,525
Total liabilities and equity	$—	$47,495

(a)
Represents combined balance sheets of our MS Inland unconsolidated joint venture as of December 31, 2013. During June 2014, we dissolved our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture.

(b)
Represents our pro rata share of the combined balance sheets of our MS Inland unconsolidated joint venture as of December 31, 2013, net of intercompany eliminations. As noted above, during June 2014, we dissolved our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture.

(c)
Combined balance sheets exclude our pro rata share of assets of $5,587 and $6,008, respectively, and liabilities of $2,889 and $3,082, respectively, from our captive insurance plan, Oak Property and Casualty, as of June 30, 2014 and December 31, 2013.

2nd Quarter 2014 Supplemental Information	18

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

Total Investment Property Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Rental income	$3,643	$14,193	$8,810	$28,565
Tenant recovery income	1,298	5,158	2,993	9,749
Other property income	26	201	50	345
Total revenues	4,967	19,552	11,853	38,659

Property operating expenses	731	2,479	1,660	5,025
Real estate taxes	1,027	3,350	2,339	6,700
Depreciation and amortization	1,699	9,423	4,117	19,252
Loss (gain) on lease terminations	10	303	(169)	848
General and administrative expenses	51	196	90	377
Total expenses	3,518	15,751	8,037	32,202

Operating income	1,449	3,801	3,816	6,457

Interest expense, net	(1,258)	(3,892)	(3,028)	(6,623)
Other (expense) income, net	(3)	4	(3)	4
Income (loss) from continuing operations	188	(87)	785	(162)

Discontinued operations (b):
Loss, net	(3)	(435)	—	(886)
Gain on sales of investment properties	—	—	—	1,019
(Loss) income from discontinued operations	(3)	(435)	—	133

Net income (loss)	$185	$(522)	$785	$(29)

Funds From Operations (FFO) (c)
Net income (loss)	$185	$(522)	$785	$(29)
Depreciation and amortization	1,709	11,376	4,127	23,651
Provision for impairment of investment properties	—	64	—	298
Gain on sales of investment properties	—	—	—	(1,019)
FFO	$1,894	$10,918	$4,912	$22,901

(a)
Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures. During 2013, we dissolved our joint venture arrangements with our partners in our Hampton and RioCan unconsolidated joint ventures. During June 2014, we dissolved our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture.

(b)
Included within "Discontinued operations" above are the following: the property-level operating results of the five properties we acquired from our RioCan unconsolidated joint venture on October 1, 2013; all property-level operating results attributable to our Hampton unconsolidated joint venture; and, operating activity associated with a real estate transaction between joint ventures. The property-level operating results for the entire portfolio of properties held by our MS Inland unconsolidated joint venture are presented within "Income (loss) from continuing operations" above given that our acquisition of our partner's entire 80% interest in all of the properties was a transaction among partners rather than at the venture level. The property-level operating results of the eight RioCan properties in which our partner acquired our 20% interest are presented within "Income (loss) from continuing operations" above given the continuity of the controlling financial interest before and after the dissolution transaction.

(c)	Refer to page 21 for definition of FFO.

2nd Quarter 2014 Supplemental Information	19

Retail Properties of America, Inc.
Unconsolidated Joint Venture Combined Financial Statements
(amounts in thousands)

RPAI Pro Rata Investment Property Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Rental income	$729	$3,289	$1,762	$6,616
Tenant recovery income	260	1,163	599	2,222
Other property income	4	41	10	69
Total revenues	993	4,493	2,371	8,907

Property operating expenses	115	388	248	773
Real estate taxes	206	752	468	1,503
Depreciation and amortization	339	2,204	823	4,504
Loss (gain) on lease terminations	2	71	(34)	181
General and administrative expenses	10	43	18	80
Total expenses	672	3,458	1,523	7,041

Operating income	321	1,035	848	1,866

Interest expense, net	(252)	(768)	(606)	(319)
Other (expense) income, net	(1)	11	(1)	10
Income from continuing operations	68	278	241	1,557

Discontinued operations (b):
Loss, net	—	(67)	—	(112)
Gain on sales of investment properties	—	—	—	977
(Loss) income from discontinued operations	—	(67)	—	865

Net income	$68	$211	$241	$2,422
RPAI ownership adjustments (c)	(501)	(672)	(1,452)	(3,284)
Net loss attributable to RPAI's ownership interests	$(433)	$(461)	$(1,211)	$(862)

Funds From Operations (FFO) (d)
Net loss attributable to RPAI's ownership interests	$(433)	$(461)	$(1,211)	$(862)
Depreciation and amortization (e)	296	2,275	710	4,831
Provision for impairment of investment properties	—	62	—	286
Gain on sales of investment properties	—	—	—	(977)
FFO	$(137)	$1,876	$(501)	$3,278

(a)
Represents our pro rata share of the combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for real estate transactions between joint ventures or with RPAI due to our continuing involvement with the properties. During 2013, we dissolved our joint venture arrangements with our partners in our Hampton and RioCan unconsolidated joint ventures. During June 2014, we dissolved our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture.

(b)
Included within "Discontinued operations" above are the property-level operating results attributable to our Hampton unconsolidated joint venture. Due to our continued involvement with the underlying properties, "Discontinued operations" above does not include the property-level operating results attributable to the five properties we acquired from our RioCan unconsolidated joint venture or the operating activity associated with a real estate transaction between joint ventures. The property-level operating results for the entire portfolio of properties held by our MS Inland unconsolidated joint venture are presented within "Income from continuing operations" above given that our acquisition of our partner's entire 80% interest in all of the properties was a transaction among partners rather than at the venture level. Also excluded from "Discontinued operations" above are the property-level operating results of the eight RioCan properties in which our partner acquired our 20% interest as the pro rata statements above are prepared from the perspective of our unconsolidated joint ventures and continuity of the controlling financial interest in these eight properties was maintained before and after the dissolution transaction.

(c)
Represents adjustments to reflect RPAI's investment basis and other unconsolidated joint venture activity, inclusive of $1,834 of investment-level impairment charge recorded during the six months ended June 30, 2013 ($134 of which relates to the three months ended June 30, 2013) to the carrying value of our Hampton investment, outside basis amortization and activity from our captive insurance plan.

(d)	Refer to page 21 for definition of FFO.

(e)	Includes outside basis amortization.

2nd Quarter 2014 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations, encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
Operating FFO
Operating FFO is defined as FFO excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO. Operating FFO does not represent an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI) and Combined NOI from Continuing Operations
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Combined NOI from Continuing Operations represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, excluding discontinued operations associated with those ventures. We believe that NOI and Combined NOI from Continuing Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI from Continuing Operations provide an operating perspective not immediately apparent from GAAP operating income or net income attributable to common shareholders. We use NOI and Combined NOI from Continuing Operations to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations
Same Store NOI represents NOI from our same store portfolio consisting of 218 operating properties acquired or placed in service prior to January 1, 2013, except for the one property that was classified as held for sale as of June 30, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. Combined NOI from Discontinued Operations represents NOI from discontinued operations plus our pro rata share of NOI from discontinued operations from our investment property unconsolidated joint ventures. We believe that Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

2nd Quarter 2014 Supplemental Information	21

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

2nd Quarter 2014 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties (218 properties):
Rental income	$104,686	$101,619	$208,724	$203,882
Tenant recovery income	23,702	22,677	49,471	44,644
Other property income	1,713	1,650	3,348	3,403
Other investment properties:
Rental income	11,401	4,562	22,597	9,112
Tenant recovery income	3,406	1,179	7,385	2,534
Other property income	203	32	350	84
Operating expenses:
Same store investment properties (218 properties):
Property operating expenses	(18,359)	(19,359)	(40,005)	(39,742)
Real estate taxes	(16,794)	(15,962)	(32,891)	(31,851)
Other investment properties:
Property operating expenses	(2,992)	(1,352)	(6,965)	(2,778)
Real estate taxes	(2,273)	(857)	(4,590)	(1,779)

Net operating income from continuing operations:
Same store investment properties	94,948	90,625	188,647	180,336
Other investment properties	9,745	3,564	18,777	7,173
Total net operating income from continuing operations	104,693	94,189	207,424	187,509

Other income (expense):
Straight-line rental income, net	1,161	(222)	3,104	(928)
Amortization of acquired above and below market lease intangibles, net	230	172	339	389
Amortization of lease inducements	(199)	(35)	(357)	(64)
Lease termination fees	28	501	133	1,140
Straight-line ground rent expense	(956)	(760)	(1,978)	(1,534)
Amortization of acquired ground lease intangible liability	140	—	280	—
Depreciation and amortization	(54,094)	(59,596)	(107,690)	(110,604)
Provision for impairment of investment properties	(5,400)	—	(5,794)	—
Loss on lease terminations	(827)	(381)	(658)	(592)
General and administrative expenses	(7,362)	(8,288)	(15,812)	(16,343)
Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in loss of unconsolidated joint ventures, net	(433)	(461)	(1,211)	(862)
Gain on change in control of investment properties	24,158	—	24,158	—
Interest expense	(31,873)	(34,575)	(63,736)	(80,272)
Other income, net	250	2,085	677	3,161
Total other expense	(75,177)	(101,560)	(164,287)	(206,509)

Income (loss) from continuing operations	29,516	(7,371)	43,137	(19,000)

Discontinued operations:
Income (loss), net	—	22,928	(148)	23,504
Gain on sales of investment properties	—	21	655	4,930
Income from discontinued operations	—	22,949	507	28,434
Gain on sales of investment properties	527	393	527	4,657
Net income	30,043	15,971	44,171	14,091
Net income attributable to the Company	30,043	15,971	44,171	14,091
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$27,680	$13,608	$39,446	$9,366

Net operating income:
Consolidated NOI from continuing operations	$104,693	$94,189	$207,424	$187,509
Pro rata share of investment property unconsolidated joint ventures NOI (a)	672	3,333	1,655	6,545
Combined NOI from Continuing Operations	$105,365	$97,522	$209,079	$194,054

(a)	Amounts shown net of intercompany eliminations and inclusive of amounts from continuing operations only.

2nd Quarter 2014 Supplemental Information	23

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	June 30, 2014	December 31, 2013

Net income attributable to common shareholders	$27,680	$34,724
Preferred stock dividends	2,363	2,363
Interest expense	31,873	34,440
Interest expense (discontinued operations)	—	364
Depreciation and amortization	54,094	58,155
Depreciation and amortization (discontinued operations)	—	1,244
Gain on sales of investment properties	(527)	—
Gain on sales of investment properties (discontinued operations)	—	(34,644)
Gain on sale of joint venture interest	—	(17,499)
Gain on change in control of investment properties	(24,158)	(5,435)
Gain on extinguishment of other liabilities (discontinued operations)	—	(3,511)
Loss on lease terminations (a)	967	1,979
Provision for impairment of investment properties	5,400	32,303
Provision for impairment of investment properties (discontinued operations)	—	590
Adjusted EBITDA	$97,692	$105,073
Annualized	$390,768	$420,292

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	252	356
Depreciation and amortization	339	485
Loss on lease terminations	2	—
Amortization of basis	(45)	(72)
Combined Adjusted EBITDA	$98,240	$105,842
Annualized	$392,960	$423,368
Reconciliation of Operating Income (Loss) from Discontinued Operations to NOI (Net Operating Loss) from Discontinued Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating revenues:
Rental income	$—	$6,783	$(124)	$13,670
Tenant recovery income	—	1,396	144	3,008
Other property income	—	97	23	205
Operating expenses:
Property operating expenses	—	(1,189)	(121)	(2,705)
Real estate taxes	—	(1,777)	(3)	(3,349)
NOI (Net operating loss) from discontinued operations	—	5,310	(81)	10,829

Other income (expense):
Straight-line rental income, net	—	(76)	1	(33)
Amortization of acquired above and below market lease intangibles, net	—	50	—	98
Amortization of lease inducements	—	(52)	—	(117)
Lease termination fees	—	5,344	—	5,344
Straight-line ground lease expense	—	(134)	—	(267)
Depreciation and amortization	—	(3,404)	—	(6,860)
Provision for impairment of investment properties	—	(9,176)	—	(9,176)
Gain on extinguishment of debt	—	26,331	—	26,331
Interest expense	—	(1,249)	(68)	(2,679)
Other (expense) income, net	—	(16)	—	34
Total other income (expense)	—	17,618	(67)	12,675

Operating income (loss) from discontinued operations	$—	$22,928	$(148)	$23,504

NOI (Net operating loss) from discontinued operations
Consolidated	$—	$5,310	$(81)	$10,829
Pro rata share of investment property unconsolidated joint ventures (b)	—	11	—	324
Combined NOI (Net Operating Loss) from Discontinued Operations	$—	$5,321	$(81)	$11,153

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "Loss on lease terminations" in the condensed consolidated statements of operations.

(b)	Amounts shown net of intercompany eliminations.

2nd Quarter 2014 Supplemental Information	24

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Pro Rata Share of Net Income to NOI from Investment Property Unconsolidated Joint Ventures

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties:
Rental income	$—	$—	$—	$—
Tenant recovery income	—	—	—	—
Other property income	—	—	—	—
Other investment properties (MS Inland and RioCan):
Rental income	730	3,283	1,764	6,564
Tenant recovery income	260	1,163	599	2,222
Other property income	3	27	8	35
Discontinued operations properties (Hampton):
Rental income	—	41	—	335
Tenant recovery income	—	21	—	124
Other property income	—	—	—	—
Operating expenses:
Same store investment properties:
Property operating expenses	—	—	—	—
Real estate taxes	—	—	—	—
Other investment properties (MS Inland and RioCan):
Property operating expenses	(115)	(388)	(248)	(773)
Real estate taxes	(206)	(752)	(468)	(1,503)
Discontinued operations properties (Hampton):
Property operating expenses	—	(41)	—	(79)
Real estate taxes	—	(10)	—	(56)

Net operating income:
Same store investment properties	—	—	—	—
Other investment properties (MS Inland and RioCan)	672	3,333	1,655	6,545
Discontinued operations properties (Hampton)	—	11	—	324
Total net operating income	672	3,344	1,655	6,869

Other income (expense) from continuing operations:
Straight-line rental income, net	1	34	8	108
Amortization of acquired above and below market lease intangibles, net	4	(18)	6	(37)
Amortization of lease inducements	(6)	(10)	(16)	(19)
Lease termination fees	1	14	2	34
Depreciation and amortization	(339)	(2,204)	(823)	(4,504)
(Loss) gain on lease terminations	(2)	(71)	34	(181)
General and administrative expenses	(10)	(43)	(18)	(80)
Interest expense, net	(252)	(768)	(606)	(319)
Other (expense) income, net	(1)	11	(1)	10
Total other expense	(604)	(3,055)	(1,414)	(4,988)

Other expense from discontinued operations, net	—	(78)	—	(436)

Gain on sales of investment properties	—	—	—	977

Net income	$68	$211	$241	$2,422

2nd Quarter 2014 Supplemental Information	25